                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ]  Preliminary proxy statement         Confidential, for use of the Commission
                                         only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive proxy statement

[ ]   Definitive additional materials

[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Martin Industries, Inc.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

   (1)  Title of each class of securities to which transaction applies:


------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:


------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:


------------------------------------------------------------------------------

   (5) Total fee paid:


------------------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:


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   (2)  Form, Schedule or Registration Statement No.:


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   (3)  Filing Party:


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   (4)  Date Filed:


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


                         MARTIN INDUSTRIES, INC. [logo]
                                 April 16, 1999









Dear Stockholder:

           You are invited to attend the Annual Meeting of Stockholders of Martin Industries, Inc., to be held on Friday, May 21, 1999, at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, at 11:00 A.M., Central Daylight Time. Notice of the Annual Meeting, together with the Proxy Statement and Form of Proxy, accompany this letter.

           Matters to be considered at the Annual Meeting are (i) the election of three members to the Board of Directors of the Company to serve until the Annual Meeting to be held in 2002 and one member of the Board of Directors of the Company to serve until the Annual Meeting to be held in 2000, (ii) a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999, and (iii) any other matters which may properly come before the Annual Meeting. Details of the matters to be considered at the Annual Meeting appear in the Proxy Statement. Other than the election of directors and the proposal to ratify the selection of the Company's independent auditors, the Board of Directors of the Company does not know at this time of any other matters to come before the Annual Meeting.

           We hope that you will be able to attend the Annual Meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR SHARES OF COMMON STOCK ARE VOTED.

           We look forward to seeing you at the Annual Meeting.

                                    Sincerely yours,

                                    /s/ ROBERT L. GOUCHER

                                    Robert L. Goucher
                                    President and
                                     Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                            MARTIN INDUSTRIES, INC.


To the Stockholders of Martin Industries, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Martin Industries, Inc., a Delaware corporation, will be held at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, on Friday, May 21, 1999, at 11:00 A.M., Central Daylight Time, for the following purposes:

(1) To elect three members to the Board of Directors of the Company to serve until the Annual Meeting to be held in 2002 and one member of the Board of Directors of the Company to serve until the Annual Meeting to be held in 2000 and, in each case, until their successors are duly elected and shall have qualified;

(2) To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

(3) To transact such other business as may properly come before the Annual Meeting.

         Holders of record of the Common Stock of the Company at the close of business on March 29, 1999, are entitled to notice of and to vote on all matters to be considered at the Annual Meeting. A complete list of the Stockholders entitled to vote at the Annual Meeting shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting at the Company's corporate headquarters located at 301 East Tennessee Street, Florence, Alabama. The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR COMMON STOCK IS VOTED. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                    /s/ RODERICK V. SCHLOSSER

                                                    Roderick V. Schlosser
                                                          Secretary
                                                    Martin Industries, Inc.

301 East Tennessee Street
Florence, Alabama  35630
April 16, 1999

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 21, 1999


         This Proxy Statement is being furnished on behalf of the Board of Directors (the "Board") of Martin Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, on Friday, May 21, 1999, at 11:00 A.M., Central Daylight Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of the Company. It is contemplated that this Proxy Statement and accompanying Form of Proxy will be mailed to Stockholders of the Company on or about April 19, 1999.

         The shares represented by each proxy received by the Board of Directors of the Company will be voted in accordance with the instructions appearing thereon. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company named in this Proxy Statement and FOR the ratification of the Board's appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, all as described in more detail elsewhere in this Proxy Statement. A Stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person. Attendance at the Annual Meeting by itself will not revoke a proxy.


                              I. VOTING SECURITIES

         As of March 29, 1999, the record date for determining Stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 8,487,824 shares of Common Stock. The holders of each outstanding share of Common Stock of the Company as of such date are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and
(i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power and (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining a quorum, but will have the effect as described below concerning the matters to be voted upon by the Stockholders at the Annual Meeting.

         The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Annual Meeting. The affirmative vote of the majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to ratify the Board's appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Therefore, abstentions, broker non-votes and votes that are withheld with respect to the ratification of the Company's independent auditors will have the same effect as negative votes.

                           II. ELECTION OF DIRECTORS

         The By-laws of the Company provide that the number of members of the Board of Directors shall be fixed by resolution of the Board of Directors or Stockholders of the Company. By resolution adopted by the Board of Directors, the number of directors constituting the Board of Directors has been established at nine members. The Restated Certificate of Incorporation and the By-laws of the Company provide that the members of the Board of Directors shall be divided into three classes, one class to be elected at each annual meeting of Stockholders and to serve for a term of three years. The Board of Directors recently adopted amendments to the Company's By-laws providing that, by not later than the conclusion of the Annual Meeting, and at all times thereafter, the Board of Directors shall consist of a majority of members who are "independent directors," as such term is defined in the By-laws.


CURRENT NOMINEES

         The Board of Directors proposes to nominate the three persons named below for election as directors to serve until the Annual Meeting to be held in 2002 and until their successors have been elected and shall have qualified. The Board of Directors further proposes to nominate the person named below for election to fill a vacancy on the Board and thereby serve until the Annual Meeting to be held in the year 2000 and until his successor has been elected and shall have qualified.

         The names, ages and principal occupations of the nominees, the year each first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each of them as of March 31, 1999, are as follows:

                          NOMINEES TO SERVE UNTIL 2002


                                                                                         Number and Percent
                                                                                         of Shares of Common
            Name, Age and                                                               Stock of the Company
        Principal Occupation                              Director                      Beneficially Owned as
             Of Nominees                                    Since                       of March 31, 1999(1)
       -------------------------                      ----------------               ----------------------------
John L. Duncan, 65                                           N/A                            -0-/-0-
  Retired

Robert L. Goucher, 53                                        1999                        39,095/*            (2)
  President and Chief
   Executive Officer
  Martin Industries, Inc.

William H. Martin, III, 68                                   1974                       215,882/2.5%      (2)(3)
  Private Investor

                                               NOMINEE TO SERVE UNTIL 2000

Herbert J. Dickson, 73                                       1985                        25,486/*         (2)(4)
  Retired


*        Represents less than 1%.
(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of March 31, 1999, that the person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) Does not include 3,082,425 shares which are owned of record by the Employee Stock Ownership Plan and Related Trust (the "ESOP") at March 31, 1999, and with respect to which the individual, as a member of the ESOP Committee, shares in the voting and investment power. Except for Mr. Goucher, no members of the ESOP Committee currently participate in the ESOP.
(3) Includes 34,867 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon the exercise of outstanding stock options, and 85,907 shares held by Mr. Martin's wife, with respect to which shares Mr. Martin disclaims beneficial ownership.
(4) Includes 20,486 shares which are not currently outstanding, but which Mr. Dickson is entitled to acquire upon the exercise of outstanding stock options, and 2,000 shares held by Mr. Dickson's wife, with respect to which shares Mr. Dickson disclaims beneficial ownership.

         John L. Duncan is the former President and Chief Executive Officer of Murray Ohio Manufacturing Company, a position he held from 1987 until his retirement at the end of 1994. He currently serves on the board of directors of Wolverine Tube, Inc. and as a consultant to several manufacturing companies. Mr. Duncan is a graduate of the University of South Carolina, where he received his Bachelor of Science Degree in 1960.

         Robert L. Goucher currently serves as the Company's President and Chief Executive Officer and has served on the Board of Directors of the Company since January 1999. Mr. Goucher is the former President and Chief Executive Officer of StarMark, Inc., a subsidiary of Masco Corporation, based in Sioux Falls, South Dakota that manufactures high-end kitchen cabinets. From 1981 through 1995, Mr. Goucher held various management positions with Ryobi North America (the former Singer Company) including the positions of Senior Vice President of Operations of Ryobi North America and Chief Operating Officer of Ryobi Motor Products Corporation from 1993 to 1995 and President of Ryobi Outdoor Products Corporation and Chief Operating Officer at Ryobi Concepts International from 1991 to 1993. Mr. Goucher received his Bachelor of Science in Business Administration in 1968 from Florida State University.

         William H. Martin, III served from March 1998 until November 1998 as Chairman, President and Chief Executive Officer during the Company's search for a successor to its former President and Chief Executive Officer, who resigned in March 1998. Mr. Martin has served as Chairman of the Board of Directors of the Company since April 1994 and as a director of the Company since 1974. From 1977 to 1987, Mr. Martin served as President and Chief Executive Officer of the Company. Mr. Martin also serves on the board of Trex Company, Inc. Mr. Martin has been a private investor since 1993.

         Herbert J. Dickson has served as a director of the Company since 1985. Mr. Dickson has been retired since 1995. From 1993 to 1995, Mr. Dickson was a private business consultant. Mr. Dickson served as Chairman and Chief Executive Officer of Fortune Financial Services, Inc. and Fortune Factors, Inc., businesses engaged in asset based lending and factoring, from 1987 to 1993. Mr. Dickson also serves on the board of Blount International, Inc.

         Mr. Duncan has not served previously as a director of the Company. Mr. Goucher was appointed to serve as a director in January 1999. Mr. Martin was elected to serve as a director at the Annual Meeting held on May 3, 1996. Mr. Dickson was elected as a director by the Board of Directors at the annual meeting held on May 15, 1998, to fill a vacancy in the class of directors whose term expires at the Annual Meeting.

         In the event Mr. Duncan and Mr. Dickson are elected to serve as directors and the continuing directors continue to serve as directors, the Board of Directors shall consist of a majority of members who are independent directors, as such term is defined in the By-laws.

         William H. Martin, III and Louis J. Martin, II, Vice President of Manufacturing of the Company, are first cousins.

         Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote FOR the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such other person as the Board of Directors may recommend. Proxies may not be voted for more than four persons.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

CONTINUING DIRECTORS

         The following table sets forth with respect to those persons who were elected as directors of the Company at previous Annual Meetings (and who will continue to serve as directors following the Annual Meeting) their names, ages and principal occupations during the past five years, the year each person first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each person as of March 31, 1999:


                                                                                          Number and Percent of
                                                                                        Shares of Common Stock of
                                                                                        the Company Beneficially
            Name, Age and                     Current Term         Director               Owned as of March 31,
        Principal Occupation                    Expires              Since                       1999(1)
-----------------------------------           -------------     ---------------       ----------------------------
Bill G. Hughey, 63                               2000                1995                114,123/1.3%    (2)(3)
  Retired

Charles R. Martin, 58                            2000                1974                200,437/2.4%    (2)(4)
  President and Chief Executive Officer
  Amerimark Capital Corporation

William D. Biggs, 60                             2001                1993                48,533/*        (2)(5)
  Managing Partner,
  Carillon Beach

Jim D. Caudle, Sr., 63                           2001                1990                41,798/*        (2)(6)
  Chairman and
     Chief Executive Officer
     United Printed Circuits, Inc.,
  Chairman and
     Chief Executive Officer
     Advanced Precision Manufacturing, Inc.

James J. Tanous, 51                              2001                1998                2,750/*           (2)
  Partner
  Jaeckle Fleischmann & Mugel, LLP

-------------------
*        Represents less than 1%.
(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of March 31, 1999, that the person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) Does not include 3,082,425 shares which are owned of record by the ESOP as of March 31, 1999, and with respect to which the individual, as a member of the ESOP Committee, shares in the voting and investment power. Except for Mr. Goucher, no members of the ESOP Committee currently participate in the ESOP.
(3) Includes 3,578 shares which are not currently outstanding, but which Mr. Hughey is entitled to acquire upon exercise of outstanding stock options, 500 shares held jointly by Mr. Hughey and his wife, and 10,360 shares owned by Mr. Hughey's wife, with respect to which shares Mr. Hughey disclaims beneficial ownership.
(4) Includes 9,812 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 126,525 shares held by Compass Bank as Trustee for the Charles H. Martin Estate, with respect to which Mr. Martin also serves as executor and disclaims beneficial ownership.

(5) Includes 24,533 shares which are not currently outstanding, but which Mr. Biggs is entitled to acquire upon exercise of outstanding stock options.
(6) Includes 31,550 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon exercise of outstanding stock options, and 5,000 shares held by a corporation controlled by Mr. Caudle, with respect to which shares Mr. Caudle disclaims beneficial ownership.

         Bill G. Hughey has served as a director of the Company since February 1995. Mr. Hughey previously served on the Board of Directors from 1975 until his retirement as President and Chief Executive Officer of the Company in May 1994, a position he had held since 1987.

         Charles R. Martin has served as a director of the Company since 1974. Mr. Martin serves as President and Chief Executive Officer of Amerimark Capital Group, a financial services firm, a capacity in which he has served since 1992, and also serves as a General Partner of the CapSource Fund, a Small Business Investment Company.

         William D. Biggs has served as a director of the Company since 1993. Mr. Biggs has served as the Managing Partner of Carillon Beach, a real estate development firm, since 1990.

         Jim D. Caudle, Sr. has served as a director of the Company since 1990. Mr. Caudle is Chairman and Chief Executive Officer of United Printed Circuits, Inc., a manufacturer of printed circuit boards, and Advanced Precision Manufacturing, Inc., a sheet metal manufacturing business, positions he has held since 1989 and 1991, respectively. From 1973 to 1994, Mr. Caudle was Chairman and Chief Executive Officer of United Plating, Inc., a metal finishing business.

         James J. Tanous has served as a director of the Company since 1998. Mr. Tanous is a partner in the law firm of Jaeckle Fleischmann & Mugel, LLP, a general business law firm having offices in Buffalo and Rochester, New York, a position he has held since 1976.

         During the Company's fiscal year ended December 31, 1998, the Board of Directors of the Company held four regular meetings and five special meetings.


COMMITTEES OF THE BOARD

         The Company has two standing committees of the Board of Directors, the Compensation Committee and the Audit Review Committee. The Compensation Committee's function is to develop and monitor the compensation arrangements with the Company's President and Chief Executive Officer and its other executive officers, including the administration of the Company's stock incentive plans. The members of the Compensation Committee are William D. Biggs, Jim D. Caudle, Sr., Herbert J. Dickson and William H. Martin, III. The Chairman of the Compensation Committee is William D. Biggs. The Compensation Committee met five times during the fiscal year ended December 31, 1998.

         The Audit Review Committee's functions are to (i) recommend, subject to approval by the Board of Directors and the Stockholders, the Company's independent accountants, (ii) meet with the Company's independent accountants and accounting personnel and review the scope and results of audits, (iii) assess the quality of the Company's financial reporting process, (iv) monitor the Company's compliance with laws and regulations relating to financial reporting requirements and (v) assess the adequacy and effectiveness of internal controls. The members of the Audit Review Committee are Jim D. Caudle, Sr., Herbert J. Dickson, Bill G. Hughey, Charles R. Martin and William H. Martin, III. The Chairman of the Audit Review Committee is Herbert J. Dickson. The Audit Review Committee met three times during the fiscal year ended December 31, 1998.

         The Company currently does not have a Nominating Committee; however, the Company recently decided to form a Nominating Committee. The Nominating Committee will be comprised of a majority of independent directors. It is anticipated that the charter of the Nominating Committee will be adopted and the committee's members will be named at the first meeting of the Board of Directors to be held following the Annual Meeting.

                   III. RATIFICATION OF SELECTION OF AUDITORS

         Arthur Andersen LLP, independent accountants, served as the Company's auditors for fiscal year 1998 after having previously served in the same capacity since 1972. Upon recommendation of the Audit Review Committee and subject to ratification by the Stockholders, the Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                               IV. OTHER MATTERS

         The Board of Directors of the Company does not know at this time of any other matters that are to be presented at the Annual Meeting.

                           V. PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of March 31, 1999 (except as noted otherwise), regarding the beneficial ownership of the Company's Common Stock by (i) each person (including each "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock, (ii) each director of the Company who is a Stockholder, (iii) each of the executive officers named in the Summary Compensation table under "Remuneration of Executive Officers" and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the Stockholders listed below has sole voting and investment power with respect to the shares shown as beneficially owned by them.


                                                         Number of Shares                    Percentage of
                                                           Beneficially                  Beneficial Ownership
           Name                                              Owned (1)                        of Shares(1)
---------------------------                           -----------------------           ----------------------
Martin Industries, Inc.
   Employee Stock Ownership Plan
     and Related Trust                                      3,082,425                           36.3%
   P.O. Box 128
   Florence, Alabama  35630

Heartland Advisors, Inc.                                      450,000  (2)                       5.3%
   790 North Milwaukee Street
   Milwaukee, Wisconsin 53202

Robert L. Goucher                                              39,095  (3)                       *
William H. Martin, III                                        215,882  (3)(4)                    2.5%
James D. Wilson                                               224,188  (5)                       2.6%
Louis J. Martin, II                                           224,085  (3)(6)                    2.6%
Roderick V. Schlosser                                          18,204  (3)(7)                    *
J. Reid Roney                                                  32,000  (8)                       *
William D. Biggs                                               48,533  (3)(9)                    *
Jim D. Caudle, Sr.                                             41,798  (3)(10)                   *
Herbert J. Dickson                                             25,486  (3)(11)                   *
James J. Tanous                                                 2,750  (3)                       *
Bill G. Hughey                                                114,123  (3)(12)                   1.3%
Charles R. Martin                                             200,437  (3)(13)                   2.4%
All directors and executive
  officers as a group (14 persons)                            972,593  (3)                      11.1%

---------------------
*     Represents less than 1%.
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 31, 1999, that the person or group has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) Based on information contained in the Schedule 13G, dated February 2, 1999, filed with the Securities and Exchange Commission.
(3) Does not include 3,082,425 shares which are owned of record by the ESOP as of March 31, 1999, and with respect to which the individual, as a member of the ESOP Committee and, in the case of Messrs. Louis J. Martin, II, Robert L. Goucher and Roderick V. Schlosser, as trustees of the ESOP, shares in the voting and investment power. In accordance with the terms of the ESOP, the ESOP Committee directs the actions of the trustees of the ESOP, including with respect to the voting of any shares held by the ESOP which have not been allocated to participating employee accounts, or which have been allocated but with respect to which no voting instructions have been received. Except for Mr. Goucher and Mr. Schlosser, no members of the ESOP Committee or the trustees of the ESOP currently participate in the ESOP.
(4) Includes 34,867 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 85,907 shares held by Mr. Martin's wife, with respect to which shares Mr. Martin disclaims beneficial ownership.
(5) All information relating to Mr. Wilson's beneficial ownership of shares is as of December 31, 1998, and is based on Mr. Wilson's Annual Statement on Form 5 filed with the Securities and Exchange Commission on February 16, 1999. The information shown includes 212,500 shares which were not outstanding, but which Mr. Wilson was entitled to acquire upon the exercise of outstanding stock options on December 31, 1998, 1,000 shares held jointly by Mr. Wilson and his wife, and 135 shares owned by Mr. Wilson's wife.

(6) Includes 97,525 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon the exercise of outstanding stock options, and 30,435 shares held as custodian for his minor children, with respect to which Mr. Martin disclaims beneficial ownership.
(7) Includes 13,000 shares which are not currently outstanding, but which Mr. Schlosser is entitled to acquire upon the exercise of outstanding stock options.
(8) Consists of 32,000 shares which are not currently outstanding, but which Mr. Roney is entitled to acquire upon the exercise of outstanding stock options.
(9) Includes 24,533 shares which are not currently outstanding, but which Mr. Biggs is entitled to acquire upon the exercise of outstanding stock options.
(10) Includes 31,550 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon the exercise of outstanding stock options, and 5,000 shares held by a corporation controlled by Mr. Caudle, with respect to which Mr. Caudle disclaims beneficial ownership.
(11) Includes 20,486 shares which are not currently outstanding, but which Mr. Dickson is entitled to acquire upon the exercise of outstanding stock options, and 2,000 shares held by Mr. Dickson's wife, with respect to which shares Mr. Dickson disclaims beneficial ownership.
(12) Includes 3,578 shares which are not currently outstanding, but which Mr. Hughey is entitled to acquire upon exercise of outstanding stock options, 500 shares held jointly by Mr. Hughey and his wife, and 10,360 shares owned by Mr. Hughey's wife, with respect to which shares Mr. Hughey disclaims beneficial ownership.
(13) Includes 9,812 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 126,525 shares held by Compass Bank as Trustee for the Charles H. Martin Estate, with respect to which Mr. Martin also serves as executor and disclaims beneficial ownership.


                     VI. REMUNERATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table summarizes compensation earned by or paid to each person who served at any time during 1998 as the Company's Chief Executive Officer, and the compensation earned by or paid to the Company's other most highly compensated executive officers (collectively, the "named executive officers"), for the years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                      ANNUAL COMPENSATION           AWARDS
                                                      -------------------        ------------
                                                                          SECURITIES     UNDERLYING           ALL OTHER
   NAME AND PRINCIPAL POSITION                       YEAR    SALARY         BONUS       OPTIONS/SARS(1)      COMPENSATION
-------------------------------------------------   ------  --------     ----------   ------------------    -------------
Robert L. Goucher ................................   1998   $ 40,600(2)   $25,000(2)    100,000(3)/ -0-        $63,124(4)
  President and Chief Executive Officer ..........   1997   $      0      $     0         -0-/-0-              $     0(5)
                                                     1996   $      0      $     0         -0-/-0-              $     0(6)

William H. Martin, III ...........................   1998   $ 91,700(7)   $     0        22,605(8) /-0-        $     0(4)
  Former President and Chief Executive Officer       1997   $      0      $     0        12,622(9) /-0-        $     0(5)
                                                     1996   $      0      $     0         3,790(8) /-0-        $     0(6)

James D. Wilson ..................................   1998   $203,209(10)                  -0- /639             $ 4,974(4)
  Former President and Chief Executive Officer       1997   $237,516      $     0        40,000(3) / 3,862     $ 6,345(5)
                                                     1996   $187,530      $     0        95,000(3) / 3,092     $ 5,828(6)

J. Reid Roney (11) ...............................   1998   $130,008      $     0        10,000(3) /-0-        $13,177(4)
  Vice President of Sales and Manufacturing ......   1997   $127,524      $     0        32,000(3) /-0-        $17,699(5)
                                                     1996   $      0      $     0         -0-/-0-              $     0(6)

Louis J. Martin, II ..............................   1998   $107,004      $     0         8,000 (3) /2,935     $ 3,981(4)
  Vice President of Manufacturing ................   1997   $103,953      $     0         7,000 (3) /2,604     $ 3,947(5)
                                                     1996   $ 92,675      $     0        17,500(3) / 2,470     $ 3,834(6)

Roderick V. Schlosser ............................   1998   $109,042      $     0         8,000(3) / -0-       $12,144(4)
  Vice President and Chief Financial Officer .....   1997   $100,503      $     0         7,000(3) / -0-       $16,948(5)
    and Secretary ................................   1996   $ 75,560      $     0         3,000(3) / -0-       $16,462(6)


(1) "SARs" consist of phantom shares credited to the named executives' accounts under the Company's Supplemental Executive Retirement Plan
      (the "SERP").
(2) Reflects total amounts earned by Mr. Goucher in 1998 in base salary and pre-employment consulting fees. Mr. Goucher's employment with the Company began in November 1998 at which time he received a signing bonus.
(3) Consists of stock options to purchase shares of Common Stock under the Company's 1994 Nonqualified Stock Option Plan.
(4) All other compensation for Messrs. Goucher, William Martin, Wilson, Roney, Louis Martin and Schlosser in 1998 includes taxable insurance premiums of $48, $-0-, $2,554, $1,884, $1,208 and $1,717, respectively,
      Company 401(k) matching contributions of $-0-, $-0-, $1,994, $1,301, $1,070 and $1,090, respectively, Company ESOP contributions of $-0-, $-0-, $-0-, $8,289, $-0- and $7,634, respectively, and supplemental insurance premiums of $-0-, $-0-, $426, $1,703, $1,703 and $1,703, respectively. All other compensation for Mr. Goucher also includes relocation benefits of $63,076.
(5) All other compensation for Messrs. Goucher, William Martin, Wilson, Roney, Louis Martin and Schlosser in 1997 includes taxable insurance premiums of $-0-, $-0-, $2,554, $1,294, $1,208 and $1,717, respectively,
      Company 401(k) matching contributions of $-0-, $-0-, $2,092, $-0-, $1,040 and $1,005, respectively, Company ESOP contributions of $-0-, $-0-, $-0-, $14,706, $-0- and $12,527, respectively, and supplemental medical insurance premiums of $-0-, $-0-, $1,699, $1,699, $1,699 and $1,699, respectively.
(6) All other compensation for Messrs. Goucher, William Martin, Wilson, Roney, Louis Martin and Schlosser in 1996 includes taxable insurance premiums of $-0-, $-0-, $2,554, $-0-, $1,208 and $928, respectively,
      Company 401(k) matching contributions of $-0-, $-0-, $1,575, $-0-, $927 and $756, respectively, Company ESOP contributions of $-0-, $-0-, $-0-, $-0-, $-0- and $13,079, respectively, and supplemental medical insurance premiums of $-0-, $-0-, $1,699, $-0-, $1,699 and $1,699 respectively.
(7) Reflects total amount earned by Mr. Martin while serving as President and Chief Executive Officer of the Company during the Company's search for a successor to Mr. Wilson, who resigned as President and Chief Executive Officer in March 1998.
(8) Consists of stock options to purchase shares of Common Stock under the Company's 1994 Nonqualified Stock Option Plan and stock options to purchase shares of Common Stock under the Company's 1996 Non-employee Directors' Stock Option and Deferred Compensation Plan.
(9) Consists of stock options to purchase shares of Common Stock under the Company's 1996 Non-employee Directors' Stock Option Plan and Deferred Compensation Plan.
(10) Reflects total amount earned by Mr. Wilson in 1998. Mr. Wilson resigned as President and Chief Executive Officer of the Company in March 1998.
(11)  Mr. Roney's employment with the Company began in January 1997.


1998 STOCK OPTION/SAR GRANTS

         The following table sets forth the specified information with respect to stock option and SAR grants to each of the named executive officers during 1998.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS


                                           PERCENT OF                                           POTENTIAL REALIZABLE VALUE
                             NUMBER      TOTAL OPTIONS/                                        AT ASSUMED ANNUAL RATES OF
                         OF SECURITIES    SARS GRANTED       EXERCISE OR                         STOCK PRICE APPRECIATION
                           UNDERLYING     TO EMPLOYEE       BASE PRICE                               FOR OPTION TERM(2)
                          OPTIONS/SARS     IN FISCAL          OF OPTIONS/    EXPIRATION     -------------------------------
      NAME                 GRANTED(#)       YEAR(1)         SARS ($/SH)       DATE              5% ($)          10% ($)
----------------          ------------    -------------     ------------   ------------     -------------    --------------
Robert L. Goucher           50,000/-0-      45.96%/-0-       $4.00/NA       11/02/08/NA      $39,244/NA        $180,956/NA
                            50,000                           $5.00          11/02/08         (3)               $130,956

William H. Martin,III       4,625/-0-       10.39%/-0-       $5.125/NA      2/28/08/NA       $14,906/NA        $ 37,777/NA
                            6,727                            $5.4375        3/31/08          $23,003           $ 58,293
                            7,103                            $  4.75        4/30/08          $21,217           $ 53,770
                            2,550                            $  5.00        5/31/08          $ 8,017           $ 20,320
                            1,600                            $  5.00        7/14/08          $ 5,030           $ 12,750

James D. Wilson             -0-/639(4)       -0-%/9.15%      NA/2.75        NA/(4)           NA/$3,156          NA/$5,515

J. Reid Roney               10,000/NA         4.60%/-0-      $5.4375/NA     3/10/08(5)/NA    (5)/NA             (5)/NA

Louis J. Martin, II         8,000/2,935(4)   3.68%/42.04%    $5.4375/2.75   3/10/08(5)/(4)   (5)/$22,485        (5)/$59,730

Roderick V. Schlosser       8,000/-0-        3.68%/-0-       $5.4375/NA     3/10/08(5)/NA    (5)/NA             (5)/NA


(1) The figure for the total number of options granted used to calculate the percentages of total options granted during the fiscal year includes 8,000 options which were granted but subsequently cancelled.
(2) The number of years remaining until each named executive reaches retirement age under the provisions of the SERP has been used as the term in determining the potential realizable value of phantom shares credited to the named executive's account under the SERP.
(3) At a 5% assumed annual rate of appreciation, the estimated future value of the underlying stock would not exceed the exercise price of the option.

(4) Consists of phantom shares credited to the named executive officer's account under the SERP. Each of the named executive officers who participate in the SERP is fully-vested in his SARs under the SERP. Generally, the participant's benefit from his SARs will be distributed as a lump sum cash payment following termination of his employment with the Company.
(5) Under the terms of the options, the options issued to Messrs. Roney, Louis Martin and Schlosser would vest and become exercisable only if the market price of the Common Stock was $7.00 or more per share on March 10, 1999. The contingency was not met and, as a result, the options were cancelled.


1998 STOCK OPTION EXERCISES

      The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the named executive officers during 1998, along with the number and dollar value of any options remaining unexercised and the number and value of any phantom shares outstanding at December 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES


                                                                           NUMBER OF
                                                                           SECURITIES                VALUE OF
                                                                           UNDERLYING               UNEXERCISED
                                                                           UNEXERCISED             IN-THE-MONEY
                                                                         OPTIONS/SARS AT          OPTIONS/SARS AT
                                      SHARES                           FISCAL YEAR-END (#)      FISCAL YEAR-END ($)
                                     ACQUIRED           VALUE            EXERCISABLE(1)/          EXERCISABLE(1)/
NAME                              ON EXERCISE (#)   REALIZED ($)        UNEXERCISABLE(2)         UNEXERCISABLE(2)
----                              ---------------   ------------        ----------------         ----------------
Robert L. Goucher................          --               --             -0-/100,000            0/0
William H. Martin, III...........          --               --           21,037/17,980            0/0
James D. Wilson..................          --               --          212,500/16,586            $117,268/$45,610
J. Reid Roney....................          --               --           32,000/10,000            0/0
Louis J. Martin, II..............      30,000          $70,013           97,525/24,711            $144,204/$45,954
Roderick V. Schlosser............          --               --            13,000/8,000            0/0


(1) The number of securities underlying unexercised options includes presently exercisable stock options under the Company's 1988 Nonqualified Stock Option Plan, 1994 Nonqualified Stock Option Plan and, in the case of Mr. William Martin, 1996 Non- Employee Directors' Stock Option and Deferred Compensation Plan. The value of unexercised in-the-money options represents the difference between the fair market value of the shares subject to unexercised options as of December 31, 1998, and the cash portion of the option price of the shares. See "- Compensation Pursuant to Plans - 1988 Nonqualified Stock Option Plan" below. A fair market value of $2.75 per share is used based upon the closing sale price of the Company's Common Stock on The Nasdaq Stock Market's National Market on December 31, 1998, the final trading day of 1998. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised. The ultimate value of an option is dependent on the market value of the Common Stock at a future date, which will depend to a large degree on the efforts of the executive officers named above to bring future success to the Company for the benefit of all Stockholders.
(2) Includes presently unexercisable options under the Company's 1994 Nonqualified Stock Option Plan, 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan, in the case of Mr. William Martin, and, in the case of Messrs. Wilson and Louis Martin, phantom shares credited to the named executive officers' accounts under the SERP. For purposes of calculating the value of unexercisable in-the-money options and phantom shares held under the SERP at December 31, 1998, a fair market value of $2.75 per share is used and is based upon the closing sale price of the Company's Common Stock on The Nasdaq Stock Market's National Market on December 31, 1998, the final trading day of 1998. The actual value, if any, a person may realize as a result of such options and phantom shares will depend on the market value of the Common Stock of the Company at a future date, which will depend to a large degree on the efforts of the executive officers named above to bring future success to the Company for the benefit of all Stockholders.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         William D. Biggs, Jim D. Caudle, Sr., Herbert J. Dickson and William
H. Martin, III served as members of the Compensation Committee of the Board of Directors of the Company during 1998. From 1977 to 1987, Mr. William Martin served as the President and Chief Executive Officer of the Company. During 1998, Mr. William Martin served as the President and Chief Executive Officer during the Company's search for a successor to the Company's former President and Chief Executive Officer, who resigned in March 1998. Except for Mr. William Martin, no executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or was a director of the Company, nor does any such relationship exist currently.

DIRECTOR COMPENSATION

         Directors are reimbursed for their out-of-pocket expenses for each meeting of the Board of Directors attended. All directors of the Company, other than directors who are employees of the Company, receive from the Company a monthly retainer of $1,000. The Chairman of the Board also receives an additional annual retainer of $25,000. In addition, directors who are not employees of the Company currently receive a $700 fee per meeting of the Board of Directors, and any committee thereof, with the Chairman of the Board receiving a fee of $1,000 per meeting of the Board of Directors and the chairman of each committee receiving $900 per meeting of the committee of the Board of Directors for which he serves as chairman. Directors are also entitled to receive grants of stock options under the 1994 Nonqualified Stock Option Plan of the Company and non-employee directors are entitled to receive grants of stock options and to defer fees or receive options in lieu of fees under the 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan. In addition, each director is provided with $200,000 of coverage under the Company's group accidental death and dismemberment policy and directors who are or have been Stockholders and officers of the Company may become entitled to benefits under the Company's post-retirement and post-employment benefit plans. See "- Compensation Pursuant to Plans - Life and Disability Insurance" and "- Post-retirement and Post-employment Benefits," below. Directors who are also employees of the Company receive no fees or retainers for attending meetings of the Board of Directors.

COMPENSATION PURSUANT TO PLANS

         Profit Sharing Plan. The Company sponsors the Martin Industries, Inc. Profit Sharing Plan (the "Profit Sharing Plan"), which covers substantially all employees of the Company. Contributions by the Company to the Profit Sharing Plan are at the discretion of the Board of Directors. Prior to 1993, contributions under the Profit Sharing Plan were generally equal to 20% of the amount by which income before income taxes and the contribution exceeded 15% of the net worth of the Company at the beginning of the year to which the contribution applied. As a result of the implementation of the ESOP in 1993, the Company did not make any contributions to the Profit Sharing Plan in 1993 or in any year since. As part of the Profit Sharing Plan, the Company also offers a savings and retirement provision (the "401(k) Plan"), which is designed to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         The 401(k) Plan was first approved by the Company in 1984. All employees of the Company are generally eligible to participate in the 401(k) Plan after completion of one year of employment. Each month, a participant may defer, on a pre-tax basis, up to 8% of his or her base compensation, excluding bonuses and extraordinary compensation, through contributions to the 401(k) Plan. The Company may choose to match a participant's salary deferrals in an amount equal to 25% of such deferrals, but not to exceed 1% of the participant's base compensation excluding bonuses and extraordinary compensation. Each participant is fully vested in the 401(k) Plan to the extent of his or her salary deferrals, but participants generally must have been employed by the Company for at least seven years before they have fully vested rights in any matching contributions made by the Company, although participants become partially vested in any matching contributions after three years of service. Lump sum or periodic distributions may be made from the 401(k) Plan upon termination of employment or attainment of age 65. A participant may also obtain a hardship withdrawal from the 401(k) Plan. Including employee contributions and the Company matching contributions, the named executive officers accrued the following benefits under the 401(k) Plan during 1998: Mr. Goucher - $-0-, Mr. William Martin - $-0-, Mr. Wilson - $9,968, Mr. Roney - $7,530, Mr. Louis Martin - $5,974 and Mr. Schlosser - $5,452. Amounts deferred by these individuals under the elective deferral feature of the 401(k) Plan and the matching Company contributions applicable to these individuals are reported in the Summary Compensation Table above.

         Life and Disability Insurance. The Company provides each officer of the Company, including the named executive officers, with group term life insurance with a death benefit of up to a maximum of $100,000. The Company further provides each named executive officer with individual term life coverage with a death benefit of $100,000. The Company also provides each named executive officer and director with group accidental death and dismemberment insurance with a benefit of up to a maximum of $200,000. The life insurance benefits and the accidental death and dismemberment benefits are payable to such officer's or director's beneficiary and not to the Company. The Company also pays all of the premiums on certain variable life insurance policies for certain officers of the Company, the death benefit and cash value of which are for the benefit of and payable to such officer or his designated beneficiary and not to the Company. The death benefit and cash value of the variable life insurance policies of the named executive officers at December 31, 1998, are as follows: Mr. Wilson - $100,000/$35,685, Mr. Roney - $100,000/$-0-, Mr. Louis
Martin - $100,000/$15,398 and Mr. Schlosser - $100,000/$4,348. Amounts paid in premiums by the Company for the benefit of these individuals are reported in the Summary Compensation Table above. The Company also provides substantially all of its other employees with certain group life insurance benefits under term life insurance policies for which premiums are paid by the Company, and with certain long-term disability insurance which replaces a percentage of the employees' base salaries in the event of a qualifying disability.

         1988 Nonqualified Stock Option Plan. Pursuant to authority granted in the Company's Articles of Incorporation, the Board of Directors adopted the Company's 1988 Nonqualified Stock Option Plan (as amended, the "1988 Plan") in July 1988. The 1988 Plan expired in July 1998 in accordance with its terms. Therefore, no further options may be granted under the 1988 Plan. However, the expiration of the 1988 Plan does not affect the validity of any options granted prior to the expiration of the plan. Options that have been granted under the 1988 Plan are generally exercisable at any time between one year and ten years from the date of grant, except that options become immediately exercisable upon certain changes in control and except that, in the event of a termination of employment for any reason other than death, the purchase price for the stock must be paid within ninety days from the date of such termination (or prior to the expiration of the option if earlier). In the event of termination of an optionee's employment on account of death, instead of a ninety day period as described in the foregoing sentence, the exercise period is one year. Of the 1,564,000 shares available for grant under the 1988 Plan, options to purchase an aggregate of 1,564,500 shares of Common Stock have been granted at an average total purchase price of $1.42 per share, to be satisfied 50% in cash upon exercise and 50% in previously earned but unpaid compensation accrued. As of December 31, 1998, of the 1,564,500 options granted, 1,385,555 options had been exercised and 178,945 shares remained subject to presently exercisable options.

         1994 Nonqualified Stock Option Plan. The Board of Directors adopted the Company's 1994 Nonqualified Stock Option Plan (the "1994 Plan") in October 1994. The Company's Stockholders approved the 1994 Plan in April 1996. The purpose of the 1994 Plan is to attract, compensate, motivate and retain those highly competent officers, directors and key management employees upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. Under the 1994 Plan, eligible persons who are selected by the Compensation Committee may be granted nonqualified options to purchase an aggregate of not more than 525,000 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, reorganizations, reclassifications, mergers, recapitalizations or otherwise). As of December 31, 1998, options to purchase an aggregate of 490,880 shares of Common Stock had been granted under the 1994 Plan at exercise prices ranging from $4.00 to $9.50.

         The 1994 Plan is currently administered by the Compensation Committee. Within the limitations set forth in the 1994 Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors and employees those to whom options may be granted, the timing of the grant of the options, and the exercise period and price of such options. Directors, officers and other key management employees of the Company and its subsidiaries are eligible to participate under the 1994 Plan. The option price per share under the 1994 Plan may not be less than the greater of the par value of the shares or 85% of their fair market value (as defined in the 1994 Plan) on the date of grant. Options must be granted within ten years from the adoption of the 1994 Plan and exercised within ten years from the date of grant, except that options must be exercised prior to termination of employment if termination is "for cause" (as defined in the 1994 Plan) or within ninety days after termination if termination is other than for cause, or within one year after termination (subject to extension by the Compensation Committee) if termination is due to death or disability. Options also generally become exercisable in full upon certain changes in control of the Company. Otherwise, the period for the exercise of options is generally at the discretion of the Compensation Committee. The Board of Directors is authorized from time to time to amend the 1994 Plan, except that the Stockholders of the Company must approve any amendment to increase the maximum number of shares subject to the plan and to modify materially the requirements as to those persons who are eligible to participate in the plan.

         1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan. In May 1996, the Board of Directors adopted the Company's 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan (the "1996 Plan"). The Company's Stockholders approved the 1996 Plan in May 1997. The purpose of the 1996 Plan is to advance the interests of the Company and the Stockholders by giving non-employee directors an opportunity to acquire or increase their interest in the Company, thereby aligning the interests of such directors with the interests of the

Stockholders. The purpose of the 1996 Plan is also to enhance the Company's long-term growth and financial performance by increasing the Company's ability to continue to attract and retain the services of experienced and knowledgeable directors. Under the 1996 Plan, non-employee directors are granted options to purchase Company stock and are allowed to receive options in lieu of fees that otherwise would have been paid in cash to such directors for their services as directors. The 1996 Plan also provides that non-employee directors may defer receipt of their director's fees until a later date. The non-employee directors of the Company, presently consisting of seven persons, are eligible to participate in the 1996 Plan. The 1996 Plan is administered by a committee appointed by the Board of Directors (the "Plan Committee").

         The 1996 Plan consists of two elements: (i) stock options and (ii) deferred compensation. Under the 1996 Plan, a maximum of 100,000 shares of the Company's Common Stock are to be reserved for issuance upon the exercise of options granted to non-employee directors of the Company (subject to adjustment for stock splits, stock dividends and other changes in the capital structure of the Company). On the date of the annual meeting of the Board of Directors each year, each non-employee director is granted an option to purchase shares of Common Stock as follows: (i) each non-employee director elected to the Board of Directors at such annual meeting receives an option to purchase the number of shares of Common Stock determined by dividing the amount of such directors' cash retainer payable for serving on the Board of Directors for the upcoming year by the fair market value of the Common Stock on such date; and (ii) each non-employee director not standing for election at such annual meeting and who is to continue to serve as a director of the Company receives an option to purchase the number of shares of Common Stock determined by dividing the amount of such director's cash retainer payable for serving on the Board of Directors for the upcoming year by the fair market value of the Common Stock on such date, and multiplying the resulting amount by .6666.

         The 1996 Plan also provides that each non-employee director may elect to receive the cash retainer and meeting fees payable to the director for service on the Board of Directors and any committees thereof in the form of options to purchase stock in lieu of cash. On the first business day following each of the three-month periods ending August 31, November 30, February 28 (or 29, as the case may be), and May 31, the Company grants to each non-employee director who has made such an election an option to purchase the number of shares of Common Stock determined by dividing (i) the amount of such director's cash retainer and meeting fees accrued during such three-month period increased by 30% by (ii) the Black-Scholes value of each option to purchase a share of Common Stock on the date of grant.

         The grant of options under the 1996 Plan is subject to the following limitations: (i) the option price may not be less than 100% of the fair market value of the stock on the date of the grant; (ii) no option may be exercised more than ten years after the date of grant; (iii) options are generally not exercisable within the first twelve months after the date of grant; (iv) with certain exceptions, no option is exercisable unless at all times during the period beginning on the date of grant and ending three years before exercise the optionee was a director of the Company; and (v) such other limitations and conditions as the Plan Committee may determine. The Plan Committee in its discretion may accelerate the time when options are exercisable after the initial grant thereof; provided that the Plan Committee may not exercise such power if to do so would permit or result in a violation of Section 16(b) of the Exchange Act. As of December 31, 1998, 96,148 options had been granted under the 1996 Plan at exercise prices ranging from $5.00 to $8.00.

         Pursuant to the 1996 Plan, a non-employee director may elect to defer all or any portion of the cash retainer and meeting fees payable to such director for service on the Board of Directors and any committees thereof (directors electing such deferral are hereinafter sometimes referred to as "Participating Directors"). The Company will deposit such deferred fees into an account (a "Deferral Account") established for each Participating Director and will pay interest on funds in such accounts at the rate paid on five-year U.S. Treasury notes, or at such other rate as is prescribed by the Plan Committee. Amounts credited to the Deferral Account of a Participating Director will be paid to him, at his election, in monthly installments over a period not to exceed three years, or in such other manner as the Plan Committee may permit. Upon the death of a Participating Director, any amounts in his Deferral Account will be paid to his designated beneficiary. Further, if a Participating Director, or his designated beneficiary, if applicable, suffers certain financial hardships, the Plan Committee may accelerate payment of the amounts in such Participating Director's Deferral Account to the extent necessary to eliminate such hardship.

         Executive Supplemental Income Plan. In 1983, the Company implemented its executive supplemental income plan (the "ESIP") in order to encourage certain key members of management to continue their employment with the Company. As of December 31, 1998, twelve current or retired employees had entered into supplemental income agreements ("Supplemental Income Agreements") with the Company under the ESIP. Under the Supplemental Income Agreement, a participant will receive credits based upon the participant's age at the time the agreement is entered into and for each prior year of service with the Company, with the participant becoming vested under the agreement, and entitled to receive benefits thereunder, upon receiving an established number of credits. Upon entering into a Supplemental Income Agreement, the participant will receive the greater of one credit for each year of the participant's age or forty credits, plus one credit for each year of full-time service to the Company rendered up to the date of the agreement. Thereafter, the participant will receive one credit for each twelve months of full-time service to the Company. The participant becomes 50% vested upon receiving 55 credits and continues to vest at a rate of 5% per credit received thereafter until becoming fully vested upon receiving 65 credits. Beginning at the later of either the attainment of 65 years of age or termination of full-time employment or beginning at such time as may be determined in the discretion of the Compensation Committee, a participant or the designated beneficiary thereof becomes entitled to receive 120 monthly payments equal to 40% (or 40% times the percentage vested, if only partially vested) of the highest average monthly compensation (exclusive of bonuses and fringe benefits) paid to the participant by the Company during a period of three consecutive years within the five-year period ending immediately prior to the termination of the participant's full-time employment. The Supplemental Income Agreements also provide as a condition to payment that the participant shall not enter into competition with the Company during the term of his employment or for a period of five years thereafter. As a part of this program, the Company has purchased, and is the named beneficiary of, life insurance on the participants which, based on the actuarial assumptions used, is expected to exceed the total obligation, after taxes, of the Company under the ESIP. As of December 31, 1998, of the named executive officers, Mr. Louis Martin had received 61 credits (80% vested) under his Supplemental Income Agreement. Mr. Wilson had received 60 credits (75% vested) at the time of his resignation in March 1998.

         The following table shows estimated annual benefits payable upon retirement under the ESIP.


              Highest 3-Year                                        Number of Credits
              Average Annual                         --------------------------------------------
                Base Salary                               55               60             65
          ----------------------                     -------------   -------------   ------------
              $  100,000                                 $20,000         $30,000        $40,000
                 125,000                                  25,000          37,500         50,000
                 150,000                                  30,000          45,000         60,000
                 175,000                                  35,000          52,500         70,000
                 200,000                                  40,000          60,000         80,000
                 225,000                                  45,000          67,500         90,000
                 250,000                                  50,000          75,000        100,000
                 300,000                                  60,000          90,000        120,000

         Employee Stock Ownership Plan. In 1992, the Company established the ESOP in an effort to promote employee involvement in the success of the Company by giving eligible employees an ownership interest in the Company. All participants in the Profit Sharing Plan as of December 31, 1991, became participants in the ESOP as of January 1, 1992. The Company's Board of Directors serves as the Administrative Committee of the ESOP and thereby directs the actions of the trustees of the ESOP, all of whom are executive officers of the Company. Under Section 1042 of the Code, persons who sell shares to an ESOP can defer tax recognition on the sale if certain requirements are met, including the requirement that such selling Stockholders and other specified persons not participate in the ESOP. Because Section 1042 was utilized in connection with the ESOP and Mr. Louis Martin sold shares to the ESOP, Mr. Louis Martin does not participate in the ESOP. Mr. William Martin also does not participate in the ESOP. Mr. Goucher, Mr. Schlosser and Mr. Roney participate in the ESOP. During 1998, no shares of Common Stock were allocated to Mr. Goucher's account in the ESOP, 2,776 shares of Common Stock with an estimated fair value of $7,634 were allocated to Mr. Schlosser's account in the ESOP and 3,014 shares of Common Stock with an estimated fair value of $8,289 were allocated to Mr. Roney's account in the ESOP.

         Supplemental Executive Retirement Plan. Because Section 1042 of the Code prohibits certain employees, including certain of the named executive officers, from participating in the ESOP, the Company implemented a supplemental executive retirement plan (the "SERP") in 1993 to provide benefits that would have been available to those employees under the ESOP. Under the terms of the SERP, each participant in the SERP is allocated a number of "phantom shares" equal to the number of shares of Common Stock that would have been allocated to such participant's account under the ESOP but for the Section 1042 limitations. Participants vest in the SERP account in accordance with the vesting provisions of the ESOP. During 1998, 6,981 phantom shares of the Company's Common Stock with an estimated fair value of $19,199 were allocated to participants' accounts under the SERP. The calculation of the price per share is based upon the price of the shares of Common Stock at the close of trading on December 31, 1998.

         Post-retirement and Post-employment Benefits. The Company currently maintains a plan whereby the Company pays supplemental Medicare insurance premiums for certain retired officers, directors and their spouses. Certain current officers and directors who meet specified service requirements will be provided these retirement benefits under this plan upon their retirement. At December 31, 1998, the Company had a liability of $462,000 for benefits payable under this plan. The Company also maintains a plan whereby the Company provides medical insurance coverage through its self-insured medical/dental plan to certain former employees of the Company who were directors and/or officers and Stockholders and who have terminated their employment but have not reached retirement age and the members of the immediate families of such persons. To be eligible to participate in this plan, the former employee must have been a Stockholder, an officer and/or director of the Company and have been employed by the Company for fifteen years or, if the employee did not serve as a director, twenty years. At December 31, 1998, the Company had a liability of $269,000 for benefits payable under this plan, including $55,000 accrued for named executives.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         Employment Agreement with President and Chief Executive Officer. The Company has entered into an employment agreement with Robert Goucher, the Company's President and Chief Executive Officer. The agreement fixes Mr. Goucher's annual salary at $210,000, subject to review at least annually. In accordance with the employment agreement, Mr. Goucher received a cash signing bonus in the amount of $25,000. In accordance with the employment agreement, Mr. Goucher is to participate in any executive bonus program offered by the Company to its executive officers.

         The employment agreement with Mr. Goucher also provides for certain benefits, including life insurance, health care benefits, the provision of an automobile and payment for a social club membership. The employment agreement also provided benefits related to Mr. Goucher's relocation to the Company's headquarters in Florence, Alabama, including the payment by the Company of temporary residence and meal expenses prior to Mr. Goucher's relocation, moving expenses and up to $7,000 in closing costs related to the purchase of a new residence. Pursuant to the employment agreement, the Company also paid Mr. Goucher the amount of the difference between the agreed upon cost of Mr. Goucher's former residence and the actual sales price of such residence and paid $7,000 in costs related to the sale of the residence.

         The agreement can be terminated by either party at any time, with or without cause. However, if Mr. Goucher's employment is terminated prior to December 31, 2000, for any reason other than death, permanent disability, his voluntary termination of employment or his termination for cause, he will continue to receive his salary in accordance with the provisions of the salary continuation agreement discussed below.

         Salary Continuation Agreements. The Company has entered into a salary continuation letter agreement with each of its executive officers. Each salary continuation agreement, other than Mr. Goucher's, expires December 31, 1999, and provides that, if the executive is terminated for any reason other than death, permanent disability, the executive's voluntary termination from employment or the Company's termination of the executive for cause, the executive will continue to receive his then current salary semi-monthly for the six-month period immediately following the date of the executive's termination. In addition, if during the second six-month period following the date of the executive's termination, the executive's semi-monthly earned income is less than his previously received semi-monthly salary continuation, the Company will pay to the executive the difference between the executive's semi-monthly earned income and the semi-monthly salary continuation payment received by the executive during the first six-month period following termination. Each salary continuation agreement stipulates that no additional severance payments shall be paid to the executive at any time that he is employed by or associated with a competitor of the Company.

         VIII. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

RESPONSIBILITIES OF THE COMMITTEE

         The Compensation Committee is responsible for establishing a compensation program designed to create a direct relationship between the levels of compensation paid to executives and the Company's annual and long-term level of performance. The Compensation Committee, which is composed of non-employee directors, believes that this relationship is best established by providing a compensation package consisting of separate components, all of which are designed to enhance the Company's overall performance resulting in increased Stockholder value.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Compensation Committee believes that the total compensation program should be based on the Company's overall performance compared to corporate objectives, while also recognizing individual contributions that have helped create value for the Company's Stockholders. The Company's compensation program is designed to be competitive with those of other well-managed, durable products companies. The Committee has focused the program on variable compensation so that a significant proportion of the officers' total compensation is at risk, with its value based on the Company's annual and long-term financial results and improvement in Stockholder value. The program specifically attempts to align the financial interests of the executives with those of the Stockholders so that the executives' personal net worth depends heavily on a long-term appreciation in the value of the Company's stock.

COMPENSATION COMPONENTS

         The Company's compensation program for executive officers has three components: base salary, annual incentive awards and long-term incentive awards. The Compensation Committee determines executive compensation levels for each component based upon the Committee's judgment, taking into account an objectives-based evaluation by the President and Chief Executive Officer of the executive officers who report to him. The Compensation Committee reviews the President and Chief Executive Officer's recommendations for these executive officers, but ultimately makes compensation awards based upon the judgment of the Committee's members.

         The Chairman of the Board of Directors prepares an appraisal of the President and Chief Executive Officer based on his performance and the Company's results during the previous fiscal year, and the Compensation Committee considers this evaluation in determining any change in the base salary and the amount of the annual incentive award for the President and Chief Executive Officer.

         In setting compensation levels for the executive officers, the Committee considers survey-derived data that reflect compensation paid by bonus-paying companies of similar size in the durable goods industry.

BASE SALARIES

         The Compensation Committee annually reviews and approves the base pay levels for the executive officers. The Committee established the salaries for the officers at levels considered appropriate in light of the scope of the duties and responsibilities attendant to the executive's position and taking into account competitive practices. The Committee's goal is to set base salaries for the Company's executives slightly below the 50th percentile of the market, though specific compensation for an individual executive may vary from those levels due to various subjective and objective factors, such as experience, length of service and performance.

         A base salary increase was granted to Mr. Schlosser in 1998. All executive officers were paid base salaries in 1998 that were equal to or below the survey-derived pay levels.

ANNUAL INCENTIVE PROGRAM

         Under the Company's Management Incentive Plan (the "Incentive Plan"), the Company's executive officers and other key management employees have the opportunity to earn annual performance bonuses. Bonuses are paid based on achievement of the Company's pre-tax return on equity percentage compared to a target approved by the Compensation Committee at the start of the year. The resultant awards may then be increased or decreased on the basis of an executive's achievement of individual goals. The executives set Company and individual goals with the President and Chief Executive Officer at the start of the year. A target incentive award is established so that each executive knows at the beginning of the year the amount he can earn if both Company and individual results are achieved.

         The Company's results for 1998 did not achieve the objectives set at the beginning of the year, and no payments were earned or paid from the Incentive Plan. Since the achievement of individual goals acts as a modifier for any amount earned on the basis of the Company's results, no payments could be made from the individual component of the Incentive Plan.

LONG-TERM COMPENSATION

         The Company's long-term incentive compensation plan promotes ownership of the Company's Common Stock, providing a common interest between the Stockholders and the executive officers. The Committee establishes target incentive compensation opportunities that directly link an executive's potential award to individual contributions and the Company's performance.

         The 1994 Nonqualified Stock Option Plan authorizes the Compensation Committee to make grants of stock options at an exercise price which cannot be less than the greater of (i) the par value of the Common Stock on the date the option is granted or any time the option is exercisable or (ii) 85% of the per share fair market value of the Common Stock on the date of grant. Within the limitations set forth in the 1994 Nonqualified Stock Option Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors, and employees those to whom options may be granted, the time of the options, the exercise period and the price of the options. Stock options granted to the named executive officers during the fiscal year ended December 31, 1998, are reflected in the table set forth above under "REMUNERATION OF EXECUTIVE OFFICERS - 1998 Stock Option Grants."

CHIEF EXECUTIVE OFFICER'S COMPENSATION

         The President and Chief Executive Officer's salary and bonus plan at the beginning of 1998 followed the policies and procedures set forth above. James D. Wilson resigned as President and Chief Executive Officer on March 5, 1998, and his duties were assumed by William H. Martin, III, Chairman of the Board, from March 5, 1998, through November 2, 1998, at which time Robert L. Goucher was employed as President and Chief Executive Officer.

         Prior to his resignation on March 5, 1998, Mr. Wilson received an annual base salary established by the Compensation Committee in March 1997 of $250,000. Mr. Wilson remained an employee through November 5, 1998, in a non-executive position and provided advisory and consulting services to the Company during the period for a salary of $100,000 and certain continued benefits. Mr. Wilson's 1998 compensation also included $57,692 in payment for his accrued vacation benefits.

         Mr. William Martin's compensation for his interim services as President and Chief Executive Officer, as established by the Compensation Committee, included a combination of cash and stock options equivalent to a rate of $700 per day of service. Mr. Martin received cash compensation of $91,700 and the grant of options to purchase 13,830 shares of the Company's Common Stock at fair market value at the date of grant. The fair value of the options granted as estimated on the date of grant using the Black-Scholes option pricing model was $23,100.

         In connection with Mr. Goucher's employment, the Compensation Committee approved an employment agreement providing for an annual base salary of $210,000 and a cash signing bonus of $25,000. The Compensation Committee also approved the grant to Mr. Goucher of options to purchase 50,000 shares of the Company's Common Stock at $4.00 per share and to purchase 50,000 shares of the Company's Common Stock at $5.00 per share, which options will vest on the first and second anniversary of their grant, respectively. In addition, in accordance with his employment agreement, Mr. Goucher received relocation benefits totaling $63,076 in 1998. These benefits included temporary living expenses, moving expenses and other contributions to the sale and purchase of his personal residences.

         The salaries paid to each of Messrs. Wilson, Martin and Goucher were consistent with survey-derived pay levels. No annual incentive award was paid due to the Company's failure to achieve the Incentive Plan's financial objectives in 1998.

POLICY ON DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Code limits to $1 million the tax deduction for compensation paid to the named executive officers, unless certain requirements are met, one of which is that compensation over $1 million must be based on the Company's attainment of performance goals approved by the Stockholders. The Compensation Committee's policy is to comply with Section 162(m), and the Nonqualified Stock Option Plan approved by the Stockholders in 1994 was designed to comply with Section 162(m). Based on currently available information, all compensation paid to executives in 1998 is deductible. The Compensation Committee will continue to monitor this subject.

         The Compensation Committee's philosophy and objectives and its compensation program are designed to enhance Stockholder value, and such philosophy, objectives and programs are subject to review and change whenever the Compensation Committee perceives that this purpose is not being met.

         This report is submitted by the following Directors of the Company, comprising all the members of the Compensation Committee:

William D. Biggs
Jim D. Caudle, Sr.
Herbert J. Dickson
William H. Martin, III


                     IX. EXECUTIVE OFFICERS OF THE COMPANY

         The names and ages of the executive officers of the Company, other than Mr. Goucher, and the offices with the Company held by each such executive officer and the period during which he has served in such office are as follows:


                                                                                        Year First Elected
            Name and Age                                  Office                          to Such Office
-------------------------------     ------------------------------------------------    ------------------
Roderick V. Schlosser, 43                Vice President, Chief Financial Officer
                                            and Secretary                                      1998
Louis J. Martin, II, 44                  Vice President of Manufacturing                       1997
J. Reid Roney, 39                        Vice President of Sales and Marketing                 1997
Martin D. Husted, 54                     Vice President of Engineering                         1998
Troy K. Hoskins, 54                      Vice President of Materials                           1999
William F. Roberts, 56                   Vice President of Human Resources                     1999


                           X. STOCK PERFORMANCE GRAPH

         The following indexed graph compares the Company's annual percentage change in cumulative total stockholder return for the period since the date the Company's stock was initially publicly traded with The Nasdaq Stock Market - U.S. Index and the S&P Industrials Index. The graph assumes that the index value of the investment in the Company's Common Stock and each index was 100 on July 13, 1995, and that all dividends have been reinvested.






                               ------------------------------------------------------------------
                                     7/13/95      12/95       12/96       12/97        12/98
                               ------------------------------------------------------------------
Martin Industries, Inc.                $100        $ 93        $ 78        $ 58        $ 32
NASDAQ                                 $100        $106        $130        $159        $224
S & P Industrials                      $100        $109        $134        $175        $234



          XI. SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and 10% Stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the Commission. Copies of these reports must also be furnished to the Company. Based on a review of copies of such reports furnished to the Company through the date hereof, or written representations of such officers, directors or Stockholders that no reports were required, the Company believes that, during the fiscal year 1998, all filing requirements applicable to its officers, directors and Stockholders were complied with in a timely manner.

                         XII. PROPOSALS BY STOCKHOLDERS

         Stockholders of the Company may submit proposals for consideration for inclusion in the proxy statement of the Company relating to the Annual Meeting to be held in the year 2000. However, in order for such proposals to be considered for inclusion in the proxy statement of the Company relating to such Annual Meeting, the proposals must be received by the Company not later than December 21, 1999.

                           XIII. GENERAL INFORMATION

         As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters stated in the Notice of the Annual Meeting. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

         In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or telegraph. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, IN FORM AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED, WITHOUT CHARGE, FROM RODERICK V. SCHLOSSER, SECRETARY OF THE COMPANY, 301 EAST TENNESSEE STREET, FLORENCE, ALABAMA 35630 ON THE WRITTEN REQUEST OF PERSONS WHO WERE STOCKHOLDERS BENEFICIALLY OR OF RECORD AS OF MARCH 29, 1999.




                                         MARTIN INDUSTRIES, INC.


                                         /s/ RODERICK V. SCHLOSSER


                                             Roderick V. Schlosser
                                             Secretary


301 East Tennessee Street
Florence, Alabama  35630
April 16, 1999

                            MARTIN INDUSTRIES, INC.
                               FLORENCE, ALABAMA


                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1999

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)


                  The undersigned hereby appoints Robert L. Goucher and Roderick V. Schlosser, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of Martin Industries, Inc., a Delaware corporation (the "Company"), which the undersigned could vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Friday, May 21, 1999, at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, at 11:00 A.M., Central Daylight Time, or at any adjournment thereof:

1.    ELECTION OF DIRECTORS:

      [ ]  FOR all nominees below              [ ]   WITHHOLD AUTHORITY to vote
           (except as indicated to                   for all nominees below
           the contrary below)

  John L. Duncan, Robert L. Goucher, William H. Martin, III, Herbert J. Dickson


      INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

      ------------------------------------------------------------------


2.    RATIFICATION OF SELECTION OF AUDITORS:

      [ ] FOR [ ] AGAINST [ ] ABSTAIN respecting the proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.



3.    OTHER MATTERS:

      In their discretion, upon such other matters as may properly come before the Annual Meeting of Stockholders.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                                    Dated:
                                          ------------------------------------

                            --------------------------------------------------

                            --------------------------------------------------

                            --------------------------------------------------



                            --------------------------------------------------

                            --------------------------------------------------

                            --------------------------------------------------


                                   (Signature(s) of Stockholder(s))

                           (Please date and sign as name appears on proxy. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.)


PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

                            MARTIN INDUSTRIES, INC.
                EMPLOYEE STOCK OWNERSHIP PLAN AND RELATED TRUST
                               FLORENCE, ALABAMA


                     VOTING INSTRUCTION CARD FOR THE ANNUAL
                            MEETING OF STOCKHOLDERS
                                  MAY 21, 1999

       (THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF THE COMPANY)

                  The undersigned hereby instructs Robert L. Goucher, Louis J. Martin, II and Roderick V. Schlosser, as trustees of the Martin Industries, Inc. Employee Stock Ownership Plan and Related Trust (the "ESOP"), and each of them, with full power of substitution, to vote the shares of Common Stock of Martin Industries, Inc., a Delaware corporation (the "Company"), which are allocated to the undersigned's account in the ESOP at the Annual Meeting of Stockholders of the Company to be held on Friday, May 21, 1999, at the Florence Conference Center, 10 Hightower Place, Florence, Alabama, at 11:00 A.M., Central Daylight Time, or at any adjournment thereof, as follows:

1.    ELECTION OF DIRECTORS:

      [ ]  FOR all nominees below               [ ]  WITHHOLD AUTHORITY to vote
           (except as indicated to                   for all nominees below
           the contrary below)

   John L. Duncan, Robert L. Goucher, William H. Martin, III, Herbert J. Dickson


      INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

      ------------------------------------------------------------------------


2.    RATIFICATION OF SELECTION OF AUDITORS:

      [ ] FOR [ ] AGAINST [ ] ABSTAIN respecting the proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.



3.    OTHER MATTERS:

      [ ] In the manner the ESOP Trustees determine to be in the best interest of the ESOP Participants.

      [ ]  Withhold authority to vote on other matters.

THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THE SHARES ALLOCATED TO YOUR ACCOUNT WILL BE VOTED IN THE MANNER THE ESOP COMMITTEE DETERMINES TO BE IN THE BEST INTEREST OF THE ESOP PARTICIPANTS. THE ESOP COMMITTEE CURRENTLY INTENDS TO VOTE SHARES FOR WHICH NO INSTRUCTIONS ARE RECEIVED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                                    Dated:
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                                     (Signature(s) of Participant(s))

                            (Please date and sign as name appears to the left.)


PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.